Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is between Corporate Office Properties, LP including its officers, trustees, employees, agents, consultants, parents, subsidiaries, and affiliates (“Company”) and Paul R. Adkins (“Executive”). The Company and Executive agree that Executive’s separation date from employment with Company by virtue of his voluntary resignation shall be March 16, 2020 (the “Separation Date”).
1.Acknowledgement of Obligations. The parties acknowledge that all payments for wages and benefits due to the Executive up to the separation date, including payment for any accrued but unused vacation time in accordance with the Company’s policy, will be paid, if not already paid, regardless of whether Executive signs this Agreement. Executive’s right to continued participation in any benefit plans, including any stock plans or agreements, shall be determined pursuant to the terms of those plans. Executive agrees that, regardless of anything in this Agreement, he will return all Company property in his possession, including all computer equipment, software, files (including electronic files), keys, pass cards, credit cards, phones, iPads and/or printers. Executive further acknowledges that his access to Company systems will terminate with his separation from employment and Executive understands that any efforts by Executive to access, interfere with, or disrupt the Company’s systems or to disclose confidential information about those systems to third parties will constitute wrongful conduct. Any violation of the obligations set forth in Paragraph 1 will result in Executive’s obligation to repay any severance pay and benefit costs advanced to him under this Agreement, in addition to any other legal recourse available to Company under civil and criminal law. By signing this Agreement, the parties re-affirm and incorporate those obligations herein.

2.Prior Agreements. This Agreement replaces and supersedes all prior agreements, whether verbal or written, between the Company and Executive as to any aspect of Executive’s employment, expressly including the Corporate Office Properties Trust/Corporate Office Properties, LP Executive Change in Control and Severance Agreement, which agreement is terminated and is of no further force and effect as of the date hereof. Notwithstanding the foregoing, this Agreement does not terminate, amend or modify Executive's vested rights governed by (a) any applicable 401(k) or similar plan sponsored by the Company or (b) any profit interest units or restricted shares which vested prior to the Termination Date.
3.Severance Payment. In exchange for the covenants, promises and commitments made by Executive pursuant to the terms and conditions of this Agreement, the Company agrees to pay to Executive a cash payment (the "Severance Payment") of $490,000. Except as otherwise provided in this Agreement, the Company will pay the Severance Payment to Executive in biweekly installments beginning on the first payroll date that is immediately after the expiration of the Revocation Period (defined below) net of all lawful deductions, which shall be made by the Company (e.g., Federal and State payroll taxes, and Executive’s portion of FICA and FUTA). If the Agreement is not executed, or is revoked, no payment or other consideration provided under this Agreement shall be available to Executive.
4.Consulting Services. In exchange for the Severance Payment, Executive agrees to provide the following consulting services during the twelve-month period commencing on the Separation Date: (a) Promote the Company and its properties in a positive manner to third parties whenever possible; (b) Provide advice, counsel and support for any leasing matter in the Company's operating portfolio and transition items with respect to the Company's joint venture relationships; and (c) Provide advice, counsel and support with respect to the continued leasing of the property at 2100 L Street, NW, Washington, D.C.
5.Authorized Deductions. Executive expressly authorizes Company to deduct from the Severance Payment the value of any Company property that has not been returned, as well as any unpaid advances and/or balances owed to the Company.

6.No Other Payments. Other than the amounts set forth in Paragraph 3, the Company shall not pay, or cause to be paid, any other money to or for the benefit of Executive. Executive acknowledges and agrees that he has been fully compensated for all wages, bonuses, commissions, vacation benefits and/or any other benefits to which Executive is entitled as a result of his employment with the Company, and that he has been reimbursed for any and all expenses or costs he incurred during his employment with the Company. Although superseded by this Agreement, for sake of clarity the Parties agree that the Corporate Office Properties Trust/Corporate Office Properties, LP Executive Change in Control and Severance Agreement would not entitle Executive to any payments or other benefits as a result of his separation from employment.
7.Release of Claims By Executive. In consideration of the Severance Payment, benefits, and other consideration set forth above, Executive hereby releases and forever discharges the Company, including its officers, trustees, employees, agents, consultants, parents, subsidiaries, and affiliates from any claim, demand, right, action or cause of action, of whatever nature or kind, in law, equity, administrative proceedings, or otherwise, whether based upon any law, statute, ordinance, rule, regulation, common law, or otherwise, or any entitlement to attorneys’ fees, costs or expenses, and from any other matter under any other theory, whether known or unknown, suspected or claimed, liquidated or unliquidated, absolute or contingent, which arose or occurred at any time prior to the date Executive signed this Agreement, including, but not limited to, any claim, demand, right, or cause of action relating in any way to Executive’s employment, or Executive's resignation saving and excepting however, any and all obligations or claims arising by virtue of the terms and conditions of this Agreement and any claims that cannot be waived as a matter of law, nor shall it constitute a waiver of any vested rights under any 401(k), or other retirement plan. Without restricting the foregoing, this Release includes: (1) any claim brought under any federal, state, or local fair employment practices law, including, but not limited to: Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Americans with Disabilities Act (“ADA”), as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Worker Benefits Protection Act (“OWBPA”), the Genetic Information Nondiscrimination Act (“GINA”), and the Uniformed Services Employment and Reemployment Rights Act

(“USERRA”); (2) any claim brought under any state or federal law regarding wages, benefits, or employment practices, including but not limited to: the Employee Retirement Income Security Act (“ERISA”), the Family and Medical Leave Act, and the National Labor Relations Act; (3) any contract claims; (4) any intentional or unintentional tort claims, including, but not limited to: defamation, libel, slander, abusive or wrongful discharge, fraud or misrepresentation; and (5) any claims alleging retaliation and/or any whistleblower claims, including claims arising under the Sarbanes-Oxley Act and the Dodd Frank Act. For the purposes of Paragraphs 7 and 8 of this Agreement, the Company shall include all of its parents, subsidiaries and affiliates, and each of their present and former officers, agents, trustees, employees, shareholders, owners, representatives and agents, and Executive shall include his agents, representatives, heirs, successors, and assigns.
8.Promise Not to Sue. Except as provided in Paragraph 9 of this Agreement, Executive promises and covenants not to commence any action or proceeding against the Company, including its officers, trustees, employees, agents, consultants, parents, subsidiaries, and affiliates, for any released claim before any federal or state court or administrative agency, civil rights commission or other forum. Executive also confirms that he has no charge or claim now pending against the Company. If Executive commences any action or proceeding in violation of this paragraph, the Company shall have the right to obtain repayment of the Severance Payments and be excused from continuing any other benefits and providing other consideration otherwise owed under this Agreement. This repayment obligation does not, however, require Executive to tender back Severance Payments and other benefits as a condition of initiating a legal challenge to his waiver of claims under the Age Discrimination in Employment Act and the Older Workers Benefits Protection Act, although if such a challenge were to be initiated and fail, Executive understands that he would be obligated to repay the Severance Payments and other benefits received under this Agreement.
9.Exceptions to Promise Not to Sue. Notwithstanding the Promise in Paragraph 8, the parties recognize the authority of governmental administrative agencies, such as the Equal Employment Opportunity Commission (“EEOC”) and the Occupational Safety and Health Administration (“OSHA”) to enforce the statutes which come under their jurisdictions, and this Agreement is not intended to prevent Executive from filing a charge or participating in any investigation or proceeding by a governmental agency. To the extent any proceeding is commenced against the Company by any person, entity or agency in any forum, Executive waives any right to intervene or any claim or right to money damages, attorneys’ fees, or other legal or equitable relief awarded by any jury, court or governmental agency related to any released claim except that Executive may receive and fully retain a monetary award from a government-administered whistleblower program.
10.References. The Company agrees, in accordance with Company policy, that in response to inquiries from prospective employers, to provide a neutral reference, containing only the following information: dates of employment; position or positions held; and verification of salary information provided by Executive to the prospective employer. Executive agrees that he will direct all request for references to Human Resources.
11.No Admission. This Agreement is not an admission by the Company that it has acted wrongfully and the Company disclaims any liability to Executive or any other person on the part of the Company, its trustees, its officers, its employees, its representatives and its agents.
12.No Legal Fees. Any legal fees or similar costs related to the review and negotiation of this Agreement will be borne solely by the party incurring same hereunder.
13.Continuing Duty of Confidentiality for Company Confidential Information. Executive acknowledges that during the course of his employment Executive has produced and received and otherwise had access to various materials, records, data, trade secrets and information not generally available to the public (collectively, “Confidential Information”) regarding the Company and its subsidiaries and affiliates. Accordingly, subsequent to termination of Executive’s employment with the Company, Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Company, required by law or by any competent administrative agency or judicial authority. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the business of the Company, which Executive has prepared or used, shall be and remains the sole property of the Company, and shall not be removed from the Company’s premises without its written consent, and is to be promptly returned to the Company. Notwithstanding anything herein to the contrary, this confidentiality obligation shall not be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity concerning any acts or omissions that Executive may believe to constitute a possible violation of federal or state law or making other disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulation.
14.Non-Disparagement. Executive shall not have any communication with any person, including but not limited to, prior or current employees of the Company, customers, any individual employed by the Company’s customers, or the press or media, or any electronic platforms (including but not limited to Facebook, Twitter, LinkedIn etc.) in which Executive makes any statement that could reasonably be construed to constitute a derogatory statement about the Company, its officers, employees, trustees, consultants, operations or business. This provision does also not prevent Executive from truthfully communicating with any governmental administrative agency regarding a suspected violation of law.
15.Restrictive Covenants. Given Executive's voluntary resignation from the Company, Executive covenants and agrees to be bound by the non-competition and non-solicitation covenants set forth in this Paragraph for the twelve-month period commencing on the Separation Date (the “Restrictive Period”).
(a)    Non-Competition. Executive hereby agrees that, except with the express prior written consent of the Company, Executive will not directly or indirectly compete with the business of the Company in connection with leasing space, developing properties, acquiring land or providing construction services with respect to any of the following: (i) Any United States Government agency operating in the United States Department of Defense or United States Intelligence community or industry (the “Defense Industry”); (ii) Any cloud computing provider with respect to any buildings or properties developed or to be developed to provide data center services within the Commonwealth of Virginia; (iii) Any entity affiliated with or governed by the

University of Maryland, College Park; (iv) Any entity or organization that provides services to the Defense Industry and is either located within or seeking to locate within one of the Company’s properties or a property that is within one-and-a-half miles of one of the Company’s properties; and (v) Any office leasing or commercial real estate development activity with respect to a property that is within one-and-a-half miles of any of the Company’s buildings in the City of Baltimore, Maryland (collectively, the “Non-Competition Covenant”).
(b)    Non-Solicitation. Executive agrees that, except with the express prior written consent of the Company, for the Restrictive Period, Executive will not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee or agent of the Company to terminate employment with the Company or become employed by any other person, firm, partnership, corporation, trust or other entity (collectively, the “Non-Solicitation Covenant”).
(c)    Violation. If Executive violates the Non-Competition and/or the Non-Solicitation Covenants and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full Restrictive Period. Accordingly, the Non-Competition and Non-Solicitation Covenants shall be deemed to have the duration specified in in this paragraph computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Covenant(s) by Executive.
(d)    Stock Ownership. The Non-Competition Covenant shall not prohibit Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange which do not represent more than five percent of the outstanding capital stock of any corporation.
16.Remedies for Certain Breaches. Executive acknowledges that the restrictions contained in Paragraphs 13 through 15 are reasonable and necessary for the protection of the legitimate proprietary business interests of the Company; that any violation of these restrictions would cause substantial injury to the Company and such interests; and that such restrictions were a material inducement to Company in originally offering employment to Executive and in now offering benefits under this Agreement. In the event of any violation or threatened violation of these restrictions, the Company shall be entitled to seek any rights, remedies or damages available at law, in equity for such violations, and shall be entitled to seek preliminary and temporary injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with Executive, as the case may be.
17.Litigation Assistance. Executive acknowledges that, at some point in the future, litigation may arise either directly or tangentially relating to his employment at the Company and/or its related entities. Executive agrees to appear without the need for a subpoena to provide deposition testimony and testify at trial and/or arbitration in connection with any such litigation. Executive also agrees to cooperate in providing documents and information necessary to assist in the defense or prosecution of any such case, including telephone calls and meetings with the Company’s counsel. If applicable, reasonable travel expenses will be paid by the Company.
18.OWBPA Waiver and Release of Claims Under the Age Discrimination in Employment Act (ADEA): By signing this Agreement, Executive understands that his waiver and release of claims in this Agreement includes claims under the ADEA. He is advised in connection with his waiver and release of these claims of the following rights he has under the ADEA and the Older Workers Benefits Protection Act:
(a)Consideration Period. Executive acknowledges that he has at least twenty-one (21) days to consider signing this Agreement, although he may sign it sooner if he wishes. Executive agrees that changes to this Agreement regardless of whether they are material or immaterial will not restart the consideration period.
(b)Revocation. Executive acknowledges that he shall have seven (7) days after he executes this Agreement within which to revoke the Agreement and that the Agreement will not become effective until the seven (7) day revocation period has expired. Such revocation must be in writing, sent to Human Resources, at 6711 Columbia Gateway Drive, Suite 300, Columbia, MD 21046 and received prior to the end of the revocation period. If Executive has not delivered the written notice of revocation within the seven (7) day period, this Agreement shall become effective on the eighth day following the date on which it is signed by Executive. If Executive delivers written revocation within the seven (7) day period, the Agreement shall not take effect and Executive will not be eligible for any payments or benefits under the Agreement.
(c)Consultation With Attorney. Executive acknowledges that he has been advised to consult with counsel prior to signing this Agreement. Executive agrees that he had an adequate opportunity to review the Agreement with persons of his choice, including his attorney, that he fully understands its terms and that he has signed it knowingly and voluntarily.
(d)Voluntary Agreement. By voluntarily executing this Agreement, Executive confirms that he is relying upon his own judgment and the advice of any attorney he has consulted, and not on any recommendations or representations of the Company or any of its agents or representatives. By voluntarily executing this Agreement, Executive confirms his competence to understand and does hereby accept all terms and conditions of this Agreement as resolving fully all differences, disputes, claims, and potential claims between Executive and the Company.
19.Defend Trade Secrets Act Notice: Executive is hereby notified of the following: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the any document containing the trade secret is filed under seal, and the individual does not disclose the trade secret, except pursuant to court order.
20.Entire Agreement. This Agreement shall be binding on and enforceable by the assigns and heirs of Executive and on the successors and assigns of the Company. This Agreement contains the entire understanding of the Company and Executive and shall not be modified or amended except in by another written, signed Agreement.

21.Savings Clause. If any provision of this Agreement is determined to be void or unenforceable the remaining provisions will remain in full force and effect; provided, however, that if a decision is made by an administrative agency, court, arbitrator, or other person or body deciding a dispute between the parties hereto invalidating all or any part of Paragraph 7 of this Agreement (other than the release and waiver under the Age Discrimination in Employment Act) due to a challenge, claim or request submitted by Executive, then this entire Agreement shall be deemed null and void and Executive will be obligated to return to the Company all of the Severance Payments described in Paragraph 3.
22.Governing Law/Venue. The construction of the terms of the Agreement, and of any claim arising under the Agreement, shall be governed by the laws of the State of Maryland without regard to principles of conflict of laws. The Parties agree that any action filed by either Party to this Agreement against the other shall be filed in the Circuit Court for Howard County or in the United States Federal Court for the District of Maryland. The aforementioned choice of jurisdiction and venue is intended by the Parties to be mandatory and not permissive in nature, and each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to jurisdiction or venue.
23.Section 409A. Part of this Agreement is intended to be exempt from Section 409A of the Internal Revenue Code as a short-term deferral, and part of this Agreement is intended to constitute a separation pay arrangement under applicable IRS rules. Nothing contained herein shall be deemed to alter the time or manner of any payment, benefit or amount that is deemed to be deferred compensation that is subject to Section 409A of the Internal Revenue Code, if applicable. By signing this Agreement Executive acknowledges and agrees that the Company does not make any representations as to the tax consequences of any compensation or benefits provided hereunder (including, without limitation, under Section 409A of the Internal Revenue Code, if applicable), and that Executive is solely responsible for any and all income, excise or other taxes imposed on Executive with respect to any and all compensation or other benefits provided to him.

24.Termination of Offer. If Executive does not sign this Agreement by the end of the consideration period identified in Paragraph 18a above, the offer of severance and other benefits under this Agreement will be terminated and no longer available to Executive.
25.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement.
26.Attorneys’ Fees. The prevailing party in any dispute under this Agreement shall be awarded reasonable attorneys’ fees and costs payable by the non-prevailing party.
27.JURY TRIAL WAIVER. THE COMPANY AND EXECUTIVE KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR IN ANY OTHER ACTION OR PROCEEDING ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, INCLUDING THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, ASSIGNS OR HEIRS.
[ SIGNATURES ON NEXT PAGE ]

THIS IS A RELEASE - READ BEFORE SIGNING

/s/ Paul R. Adkins _____________________________ Paul R. Adkins Date: March 16, 2020
Corporate Office Properties, L.P.
By:Corporate Office Properties Trust
Its:General Partner

By: /s/ Stephen E. Budorick
_______________________________
Stephen E. Budorick
President and Chief Executive Officer

Date: March 16, 2020

12